UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2018 (May 8, 2018)

Owl Rock Capital Corporation II

(Exact Name of Registrant as Specified in Charter)

Maryland	814-01219	47-5416332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue, 41st Floor
New York, New York	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 419-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 — Submission of Matters to a Vote of Security Holders.

Owl Rock Capital Corporation II (the “Company”) held its Annual Meeting of Shareholders on May 8, 2018 and submitted two matters to the vote of the shareholders. A summary of the matters voted upon by shareholders is set forth below.

1. Shareholders elected two members of the board of directors of the Company, each to serve until the 2021 annual meeting of Shareholders and until their successors are duly elected and qualified. The following votes were taken in connection with this proposal:

Name	For	Against	Abstain	Broker Non-Votes
Christopher M. Temple	3,128,474	13,369	70,981	8,511,759
Douglas I. Ostrover	3,161,127	8,984	42,713	8,511,759

2. Shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 based on the following votes:

For	Against	Abstain	Broker Non-Votes
11,675,945	9,426	39,212	N/A

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Owl Rock Capital Corporation II

Date: May 9, 2018	By:	/s/ Alan Kirshenbaum
Alan Kirshenbaum
Chief Operating Officer and Chief Financial Officer

3